UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2007

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2007, the Board of Directors of Cortex Pharmaceuticals, Inc. (the “Company”) amended Article V, Sections 5.1 and 5.2 of the Company’s Bylaws to allow for the issuance and transfer of uncertificated shares, as permitted under the Delaware General Corporation Law. Prior to the foregoing amendment, the Company’s Bylaws did not address the issuance or transfer of uncertificated shares. The amendment was adopted in order to make the Company eligible to participate in a direct registration system, which allows shares of stock to be owned, reported and transferred electronically without the need for physical stock certificates, as required by Rule 778 promulgated by the American Stock Exchange (“AMEX”) and Section 135 of the AMEX Company Guide (the “New AMEX Listing Standards”). The New AMEX Listing Standards, which were approved by the Securities and Exchange Commission on August 8, 2006, require that all companies listed on AMEX be eligible for a direct registration system by January 1, 2008 in order to qualify for continued listing.

A copy of the Certificate of Amendment to the Company’s Bylaws is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.5	Certificate of Amendment of Bylaws of Cortex Pharmaceuticals, Inc., as adopted November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: November 15, 2007	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page No.

3.5	Certificate of Amendment of Bylaws of Cortex Pharmaceuticals, Inc., as adopted November 14, 2007.	5